EXHIBIT 1.A.(13)(h)

Pruco Life Insurance Company of New Jersey

Insured                                       Rider for Policy No.


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This contract was reinstated on the date of this rider. But we did not have the facts we needed to satisfy us that the child, _______________________________, whose date of birth is ___________________________, was insurable. Therefore, that child will not be insured under this contract on or after the date of this rider. This will be so even though the contract or an application related to it may refer to the child. This will still be so if you apply to reinstate the contract again in the future and you then refer to the child.

                       RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

                       Pruco Life Insurance Company of New Jersey,

                       By /s/ SPECIMEN
                                Secretary

                       Date                             Attest
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PLY 21--82
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                                     II-132